Exhibit 99.01
Shutterfly Announces First Quarter 2007 Results
•	58% Increase in Revenue, Year-Over-Year

•	25th Consecutive Quarter of Year-Over-Year Revenue Growth

•	104% Growth in Personalized Products & Services Revenues, Year-Over-Year

•	31% Increase in Orders, Year-Over-Year
REDWOOD CITY, Calif., May 3, 2007 (BUSINESS WIRE) — Shutterfly, Inc. (NASDAQ:SFLY), an Internet-based social expression and personal publishing service, today announced first quarter 2007 financial results for the period ended March 31, 2007.
“We delivered another excellent quarter, with strong revenue growth, positive adjusted EBITDA1, and robust growth in orders, transacting customers and average order value,” said president and chief executive officer Jeffrey Housenbold. “Because of our leading position, Shutterfly is capitalizing on the large, rapidly-growing market for social expression and personal publishing.”
First Quarter 2007 Financial Highlights
•	Total revenues were $26.7 million, an increase of 58% over the first quarter 2006, and the twenty-fifth consecutive quarter of year-over-year revenue growth

•	Personalized Products & Services Revenues[2] were $13.1 million, a 104% increase over the first quarter 2006, and comprising 49% of total revenue

•	Revenues from existing customers were 78% of total, unchanged from 78% of total for the first quarter 2006

•	Gross profit margins were 51.2% of revenues, as compared to 48.2% of revenues for the first quarter 2006

•	Total operating expenses were $17.0 million, as compared to $11.1 million for the first quarter 2006

•	Adjusted EBITDA was approximately $1.1 million, as compared to a loss of ($264,000) in the first quarter 2006

•	GAAP net loss was ($1.1 million), as compared to ($1.6 million) for the first quarter 2006

•	GAAP net loss per share was ($0.04), as compared to a net loss per share of ($0.41) for the first quarter 2006

•	The company ended the first quarter 2007 with $109.7 million in cash and cash equivalents

[1]	Adjusted EBITDA is a non-GAAP financial measure that the company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

[2]	Personalized Products and Services revenues were previously referred to as “Non-print revenues” and include among other things, folded greeting cards, calendars, photobooks, and photo-based merchandizing.

First Quarter 2007 Operating Metrics
•	Orders for the quarter totaled 1.3 million — a 31% increase over the first quarter 2006

•	Transacting customers for the quarter totaled 693,000 — a 32% increase over the first quarter 2006

•	Average order value for the quarter was $20.73, as compared to $17.21 for the first quarter 2006, a year-over-year increase of 20%

•	Average orders per day of 14,316, as compared to 10,898 for the first quarter 2006, a year-over-year increase of 31%
First Quarter 2007 Operating Highlights
•	Appointed two new independent board members: Phil Marineau, former president and CEO of Levi Strauss, and former president and CEO of Pepsi-Cola North America; and Steve Killeen, CEO of Carbon Neutral and former president of Terra Lycos. Their appointments bring the number of independent Shutterfly directors to six (of seven total board seats)

•	Announced a new digital scrap-booking printing solution and the formation of the Shutterfly Digital Scrapbook Advisory Team, a panel of leading scrap-booking experts to guide the company’s product strategy in this area

•	Announced enhancements to Shutterfly Studio, the company’s free photo-editing software, that enable faster performance and that provide additional editing tools and templates

•	Initiated build-out of the company’s North Carolina-based manufacturing facility, as part of Shutterfly’s planned 2007 capacity expansion.
“We are pleased with our strong results for the first quarter of 2007,” said Stephen Recht, chief financial officer of Shutterfly. “We are continuing our investments in R&D, products, people and marketing, while growing both rapidly and profitably on an annual basis.”
Business Outlook
The company’s financial expectations for the second quarter of 2007 and the full year 2007 are as follows:
Second Quarter 2007:
•	Revenues within the range of $26 million to $27 million, an increase of 32% to 38% as compared to the second quarter 2006.

•	Gross margins within the range of 49% to 51%.

•	Adjusted EBITDA between ($2.1) million to ($2.5) million.

•	Effective tax rate approximately 43%.

•	Weighted average shares outstanding approximately 24.2 million for diluted EPS purposes.

Full Year 2007:
•	Revenues within the range of $163 million to $168 million, an increase of 32% to 36% as compared to the full year 2006.

•	Gross margins within the range of 54% to 56%.

•	Adjusted EBITDA to range from 15% to 17% of revenues.

•	Capital expenditures approximately 17% of revenues.

•	Effective tax rate approximately 43%.

•	Weighted average shares outstanding to be approximately 26.6 million for diluted EPS purposes.
The foregoing guidance supersedes any guidance previously issued by the Company for the fiscal year ending December 31, 2007. All such previous guidance should no longer be relied upon.
First Quarter 2007 Conference Call
Management will review the first quarter 2007 financial results and its expectations for subsequent periods at a conference call on May 3, 2006 at 2:00 p.m. Pacific Time. To listen to the call and view the accompanying slides, please visit http://shutterfly.com. In the Investor Relations area, found in the “About Us” section, click on the link provided for the webcast, or dial 1-913-981-5581. The webcast as well as a podcast will be archived and available at http://shutterfly.com/ or available through May 11, by calling 1-719-457-0820 / 1-888-203-1112; passcode 8393341.
About Non-GAAP Financial Information
When used in connection with historical results and forward-looking guidance, the non-GAAP financial measure Adjusted EBITDA is defined by the company as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures better reflect the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets and manage expenditures. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share prepared in accordance with GAAP.
About Shutterfly
Founded in 1999, Shutterfly, Inc. is an Internet-based social expression and personal publishing service. Shutterfly provides high quality products and world class services that make it easy, convenient and fun for consumers to preserve their digital photos and to tell their stories in a creative and thoughtful manner. More information about Shutterfly (NASDAQ:SFLY) is available at www.shutterfly.com. Shutterfly and Shutterfly.com are trademarks of Shutterfly, Inc.

Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include all statements regarding the Company’s financial expectations for the second quarter of 2007 and the full year 2007 set forth under the caption “Business Outlook,” as well as statements regarding the Company’s continued investment in infrastructure. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, our ability to expand our customer base; our ability to develop on a timely basis, as well as consumer acceptance of, new products and services; our ability to develop additional adjacent lines of business; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to open our new manufacturing facility in Charlotte, N.C. in a timely manner; our management’s broad discretion regarding the spending of the net proceeds from our public offering; unforeseen changes in expense levels; competition, which could lead to pricing pressure; and general economic conditions. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Form 10-Q for the quarter ended March 31, 2007, and the Company’s other filings, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

Shutterfly, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Net revenues	$26,705	$16,883
Cost of revenues (1)	13,034	8,749

Gross profit	13,671	8,134

Operating expenses (1):
Technology and development	5,814	3,983
Sales and marketing	5,180	3,693
General and administrative	5,964	3,397

	16,958	11,073

Loss from operations	(3,287)	(2,939)
Interest expense	(54)	(78)
Other income (expense), net	1,487	475

Loss before income taxes	(1,854)	(2,542)
Benefit from income taxes	794	977

Net loss	$(1,060)	$(1,565)

Net loss per share — basic and diluted	$(0.04)	$(0.41)

Weighted-average shares outstanding — basic and diluted	23,933	3,805

(1) Stock-based compensation is allocated as follows:	Three Months Ended
	March 31,
	2007	2006

Cost of revenues	$38	$11
Technology and development	264	143
Sales and marketing	175	87
General and administrative	385	170

	$862	$411

Shutterfly, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value amounts)
(Unaudited)

	March 31,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$109,666	$119,051
Accounts receivable, net	1,139	2,164
Inventories	2,003	2,493
Deferred tax asset, current portion	2,005	2,129
Prepaid expenses and other current assets	2,866	2,760

Total current assets	117,679	128,597
Property and equipment, net	31,683	30,919
Intangible assets, net	1,364	1,396
Deferred tax asset, net of current portion	19,596	18,754
Other assets	477	494

Total assets	$170,799	$180,160

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,910	$9,385
Accrued liabilities	7,195	8,808
Deferred revenue	6,123	6,278
Current portion of capital lease obligations	1,869	1,961

Total current liabilities	18,097	26,432
Other liabilities	595	660
Capital lease obligations, less current portion	794	1,742

Total liabilities	19,486	28,834
Commitments and contingencies
Stockholders’ equity
Undesignated preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 24,007 and 23,705 shares issued and outstanding on March 31, 2007 and December 31, 2006, respectively	2	2
Additional paid-in-capital	182,879	181,890
Accumulated other comprehensive loss	(26)	(35)
Deferred stock-based compensation	(142)	(191)
Accumulated deficit	(31,400)	(30,340)

Total stockholders’ equity	151,313	151,326

Total liabilities and stockholders’ equity	$170,799	$180,160

Shutterfly, Inc.
Consolidated Condensed Statement of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Cash flows from operating activities:
Net Loss	$(1,060)	$(1,565)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,485	2,176
Amortization of intangible assets	32	88
Amortization of stock-based compensation, net of cancellations	862	411
Change in carrying value of preferred stock warrant liability	—	(121)
Deferred income taxes	(723)	(970)
Changes in operating assets and liabilities
Inventories	490	403
Accounts receivable, net	1,025	280
Prepaid expenses and other current assets	(106)	(384)
Other assets	17	(106)
Accounts payable	(6,475)	(2,566)
Accrued and other liabilities	(1,667)	(8,159)
Deferred revenue	(155)	(181)

Net cash used in operating activities	(4,275)	(10,694)

Cash flows from investing activities:
Purchases of property and equipment	(4,249)	(1,764)

Net cash used in investing activities	(4,249)	(1,764)

Cash flows from financing activities:
Principal payments of capital lease obligations	(1,040)	(634)
Proceeds from issuance of common stock upon exercise of stock options	179	8
Repurchases of common stock		(2)

Net cash used in financing activities	(861)	(628)

Net decrease in cash and cash equivalents	(9,385)	(13,086)
Cash and cash equivalents, beginning of period	119,051	39,153

Cash and cash equivalents, end of period	$109,666	$26,067

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$50	$57
Cash paid during the period for income taxes	$760	$—

Shutterfly, Inc.
Non-GAAP Adjusted EBITDA Reconciliation:
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Loss from operations	$(3,287)	$(2,939)
Add back:
Depreciation and amortization	3,517	2,264
Stock-based compensation expense	862	411

Non-GAAP Adjusted EBITDA	$1,092	$(264)

Metrics:

	Three Months Ended
	March 31,
	2007	2006

Customers	693,092	523,896

Orders	1,288,471	980,798

Average Order Value	$20.73	$17.21

Average Orders per Customer	2x	2x

Average Orders per Day	14,316	10,898

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